Exhibit 5.1

Horwitz, Cron & Jasper
A Professional Law Corporation

Attorneys at Law

4 Venture Plaza, Suite 390
Irvine, California 92618
Telephone (949) 450-4942
Facsimile (949) 453-8774

November 11, 2009

United States Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549

Re:     Songwave Industries

Dear Sir or Madam:

The law firm of Horwitz, Cron & Jasper, P.L.C (the “Firm”), has acted as special counsel for Songwave Industries, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S1 (the "Registration Statement"), dated November ___, 2009, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to  65,000 shares  of the Company’s common stock to be sold by selling shareholders (the "Common Stock"). Such shares are to be issued under the Registration Statement, and the related Prospectus to be filed with the Commission. The details of the offering are described in the Registration Statement on Form S1.

We have examined instruments, documents and records, which we have deemed relevant and necessary for the basis of this opinion hereinafter expressed. We have done so in light of Nevada Revised Statutes Chapters 78 and 90, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. The instruments, document and records that we have examined include, among other items, the following:

1.	The Registration Statement dated November ___, 2009;
2.	The Articles of Incorporation;
3.	Initial List of Officers, Directors and Resident Agent;
4.	Bylaws.

To our knowledge, the Company is not a party to any legal proceedings, there are no known judgments against the Company, nor are there any actions or suits filed or threatened against it or has no known claim, actions or inquiries from any federal, state or other government agency, other than as may be set forth in the Registration Statement. We are not aware of any claims against the Company or any reputed claims against it at this time, other than as may be set forth in the Registration Statement.

United States Securities and Exchange Commission

The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

Based on our examination of the documents provided to this office, information received from the Company, analysis of the applicable laws and judicial interpretations of the State of Nevada, we are of the opinion that the 65,000 shares of Common Stock to be sold by various selling shareholders are duly authorized and legally issued, fully paid and non-assessable shares.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we specifically do not allege to being an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued there under, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely, HORWITZ, CRON & JASPER, P.L.C /s/Horwitz, Cron & Jasper, P.L.C.